Exhibit 4.4

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISPOSITION MAY BE AFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.

EMMAUS LIFE SCIENCES, INC.

Convertible Promissory Note

(6 Months up to 1 Year)

Principal Amount: _$607,753.13__Loan Date: __08/23/2018________

Currency:__US Dollar_____Term:         _6 Months up to 1 Year

Interest Rate:__10%__________Loan Due Date: _02/23/2019__ ______

Interest Payment Period:  __Interest is accrued and paid on Loan Due Date____________

Conversion Price per Share:__$3.50        _________________

Lender:  _The Shitabata Family Trust______________________________________________

FOR VALUE RECEIVED, Emmaus Life Sciences, Inc., a Delaware corporation, located at 21250 Hawthorne Blvd., Suite 800, Torrance, CA  90503 (“Borrower”) agrees to pay to Lender the sum of the Principal Amount in the stated Currency, together with any accrued interest at the stated Interest Rate, under the following terms and conditions of this Convertible Promissory Note (“Note”).

1. Terms of Repayment (Balloon Payment) and Conversion: The entire unpaid Principal Amount and any accrued interest shall become immediately due and payable upon the stated Loan Due Date. Lender has an option to renew this Note with the same term, up to a total of two years. Simple interest at the stated Interest Rate will accrue on the outstanding Principal Amount commencing on the Loan Date of this Note.

At any time during the term of this Note, Lender shall by giving written Notice of Conversion to the Borrower in the form attached hereto as Exhibit A, have the right to convert some or all of the unpaid Principal Amount, including up to all the interest accrued and unpaid thereon, into shares of Common Stock of Borrower (the “Shares”) at the stated Conversion Price Per Share (subject to appropriate adjustment in the event of any stock splits, stock dividends, recapitalizations and similar transactions with respect to the capital stock of Borrower). Within two weeks following each conversion of this Note, Borrower shall deliver to Lender one or more original stock certificates representing the shares of common stock issued upon such conversion.

2. Prepayment: This Note may be prepaid in whole or in part without premium or penalty upon ten days advance written notice by Borrower to Lender, provided that Lender shall be permitted to exercise its conversion rights pursuant to Section 1 hereof at any time or from time to time prior to the expiration of such ten-day period. All prepayments shall first be applied to interest, and then to principal payments.

3. Place of Payment: All payments due under this Note shall be sent to the Lender’s address, as noted in Attachment 1 hereto, or at such other place as the Lender or subsequently assigned holder of this Note may designate in writing in the future.

4. Default: In the event of default, the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees as permitted by law for the collection of this Note upon default.

5. Acceleration of Debt: If the Borrower (i) fails to make any payment due under the terms of this Note or seeks relief under the U.S. Bankruptcy Code, (ii) fails to deliver shares to the Lender by the deadline set forth in Section 4 hereof, (iii) suffers an involuntary petition in bankruptcy or receivership that is not vacated within thirty (30) days, (iv) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official or such appointment is not discharged or stayed within 30 days, (v) makes a general assignment for the benefit of its creditors or (vi) admits in writing that it is generally unable to pay its debts as they become due, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

6. Modification: No modification or waiver of any of the terms of this Note shall be allowed unless by written agreement signed by the parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

7. Complete Note: This Note is the complete and exclusive statement of agreement of the parties with respect to matters in this Note. This Note replaces and supersedes all prior written or oral agreements or statements by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Note is binding on the parties.

8. Transfer of the Note: This Note may be transferred, in whole or in part, at any time or from time to time, by the Lender. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note. If this Note is to be transferred, the Lender shall surrender this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note registered as the Lender may request, representing the outstanding Principal Amount being transferred by the Lender and, if less then the entire outstanding Principal Amount is being transferred, a new Note to the Lender representing the outstanding Principal Amount not being transferred. This Note may not be transferred by the Borrower, by operation of law or otherwise, without the prior written consent of the Lender.

9. Lost, Stolen or Mutilated Note:  Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note representing the outstanding Principal Amount and accrued and unpaid interest thereon.

10. Remedies:  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Lender’s right to pursue actual and consequential damages for any failure by the Borrower to comply with the terms of this Note.

11. Severability of Provisions: If any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

12. Insufficient Authorized Shares:  The Borrower shall take all reasonable best action necessary to increase the Borrower’s authorized shares of common stock to an amount sufficient to allow Borrower to reserve the Required Reserve Amount for the Note.

13. Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of California, U.S.A., without regard to conflict of law principles.

14. Additional Guarantor: Lender understands and acknowledges that Emmaus Life Sciences, Inc. is the borrower of this Note.  However, for added security to lender, this note is guaranteed by Yutaka Niihara, M.D., CEO.

Signed Under Penalty of Perjury, this _23rd___ day of _August____, _2018_____

Emmaus Life Sciences, Inc.

_/s/ Willis C. Lee_________________________

By: Willis C. Lee, COO

_/s/_Yutaka Niihara__ _________________________
By:  Yutaka Niihara, M.D., MPH, Chairman and CEO

_/s/ The Shitabata Family Trust__________________

By: Lender

ATTACHMENT 1

Lender’s Name: The Shitabata Family Trust

Lender’s Address:

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Lender in order to convert the Note)

TO: Emmaus Life Sciences, Inc.

The undersigned hereby irrevocably elects to convert $

of the principal amount of the Note issued to the Lender by Emmaus Life Sciences, Inc. (the “Company”) into shares of Common Stock of the Company according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Note unconverted:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Address:
Address:
Phone Number: